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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT: DECEMBER 16, 1997



                                    UST CORP.
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                            0-9623                               04-2436093
     (State or other jurisdiction of           (Commission File No.)           (IRS Employer Identification No.)
             Incorporation)

            40 Court Street                                                                    02109
         Boston, Massachusetts                                                               (Zip Code)
(Address of principal executive offices)

                                 (617) 726-7000
                         (Registrant's telephone number,
                              including area code)


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Item 5. OTHER EVENTS.

        A. On December 9, 1997, UST Corp. (the "COMPANY") executed an Affiliation Agreement and Plan of Reorganization (the "SOMERSET AGREEMENT") with Somerset Savings Bank ("SOMERSET"), pursuant to which Somerset will be merged with and into the Company's wholly-owned principal bank subsidiary, USTrust. Somerset is a Massachusetts savings bank which serves the consumer and small business banking needs of its customers through its five branch offices located in the Massachusetts communities of Somerville and Burlington. The transaction, which is structured to qualify as a pooling-of-interests for accounting purposes, is subject to the approval of the shareholders of Somerset as well as to the receipt of federal and state regulatory banking approvals. Subject to the foregoing conditions, the Somerset transaction is expected to close during the first half of 1998.

        The Somerset transaction is structured as a tax-free exchange of 0.19 shares of the Company's common stock for each share of Somerset's common stock. At the Company's closing stock price of $29.625 on December 9, 1997, the Somerset transaction would be valued at approximately $93.7 million, and Somerset shareholders would receive a value of $5.63 in Company common stock for each share of Somerset common stock. The purchase price represents a multiple of
2.3 times stated book value of Somerset at September 30, 1997. The Company expects to record a one-time pre-tax charge of approximately $7.5 million of acquisition related costs in connection with the Somerset transaction.

        Immediately after execution of the Somerset Agreement on December 10, 1997, the Company entered into a Stock Option Agreement (the "SOMERSET STOCK OPTION AGREEMENT") with Somerset pursuant to which Somerset has granted to the Company the option to purchase under certain circumstances, 2,777,000 shares of Somerset common stock at an exercise price of $4.875 per share and has also granted the Company certain additional consideration related to the option.

        Copies of the Somerset Agreement and the Company's press release are included herewith as Exhibits 1 and 2, respectively and incorporated herein by reference. The form of the Somerset Stock Option Agreement is included as Exhibit B to the Somerset Agreement. The preceding description of the Somerset Agreement and the Somerset Stock Option Agreement is qualified in its entirety by the reference to the copies of each attached hereto and incorporated herein.

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        B. On December 15, 1997, the Company executed an Affiliation Agreement and Plan of Reorganization (the "AFFILIATED AGREEMENT") with Affiliated Community Bancorp, Inc. ("AFFILIATED"), pursuant to which the Company will acquire Affiliated. Affiliated is a $1.1 billion bank holding company for three community banks, Lexington Savings Bank, The Federal Savings Bank and Middlesex Bank and Trust Company (together, the "AFFILIATED BANKS") which serve consumer and small business banking needs through twelve branch offices located in eastern Middlesex County. The transaction, which is structured as a pooling-of-interests for accounting purposes is subject to the approval of the shareholders of the Company and Affiliated as well as to the receipt of federal and state regulatory banking approvals. Subject to the foregoing conditions, the transaction is expected to close during the first half of 1998. While the Company will first acquire Affiliated thereby making the Affiliated Banks subsidiaries of the Company, the Company anticipates merging the banks into its principal banking subsidiary, USTrust, in 1998.

        The Affiliated transaction is structured as a tax-free exchange of 1.41 shares of the Company's common stock for each share of Affiliated common stock. At the Company's closing stock price of $28.3125 on December 12, 1997, the transaction would be valued at approximately $259 million, and Affiliated shareholders would receive a value of $39.92 in Company common stock for each share of Affiliated common stock. The purchase price represents a multiple of
2.3 times stated book value of Affiliated at September 30, 1997. The Company expects to record a one-time pre-tax charge of approximately $12 million of acquisition related costs in connection with the transaction. If the Company's average stock price during a period prior to closing is less than $24.06 per share and the Company's stock price has declined by more than 15% relative to a certain bank stock index, Affiliated can terminate the agreement, subject to the right of the Company to issue additional shares of its common stock to ensure that shareholders of Affiliated receive a per share value of $33.92 in Company common stock.

        Immediately after execution of the Affiliated Agreement on December 15, 1997, the Company entered into a Stock Option Agreement (the "Affiliated Stock Option Agreement") with Affiliated pursuant to which Affiliated has granted to the Company the option to purchase, under certain circumstances, up to 1,300,078 shares of its outstanding stock at an exercise price of $32.937 per share.

        Copies of the Affiliated Agreement, the Company's press release and materials used in the presentation to analysts are included herewith as Exhibits 3, 4 and 5, respectively and incorporated herein by reference. The form of the Affiliated Stock Option Agreement is included as Exhibit B to the Affiliated Agreement. The preceding description of the




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Affiliated Agreement and the Affiliated Stock Option Agreement is qualified in its entirety by the reference to the copies of each attached hereto and incorporated herein.

     C. Information contained in the Exhibits to this Current Report on Form 8-K may contain statements which are forward-looking in nature, such as references to strategic plans and expectations. These forward-looking statements are inherently uncertain, and actual results may differ from Company expectations. Risk factors that could impact current and future performance include but are not limited to: changes in asset quality; adverse changes in the economy of the Company's primary market; adverse changes in collateral values; fluctuations in market rates and prices which can negatively affect net interest margin, asset valuations and expense expectations; and changing requirements of federal and state bank regulatory agencies that could materially impact future operations of the Company.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (A)(B) Financial Statements including pro forma financial information will be provided within sixty days of the consummation of each of the proposed transactions. At the current time it is impracticable to provide this information.

        (C)    Exhibits

               1. Affiliation Agreement and Plan of Reorganization, dated as of December 9, 1997, between UST Corp. and Somerset Savings Bank.

               2. UST Corp.'s press release dated December 10, 1997, related to the acquisition by UST Corp. of Somerset Savings Bank.

               3. Affiliation Agreement and Plan of Reorganization, dated as of December 15, 1997, between UST Corp., Mosaic Corp. and Affiliated Community Bancorp, Inc.

               4. UST Corp.'s press release dated December 15, 1997, related to the acquisition by UST Corp. of Affiliated Community Bancorp, Inc.

               5. UST Corp.'s Presentation to Analysts dated December 15, 1997, related to the acquisition by UST Corp. of Affiliated Community Bancorp, Inc. and Somerset Savings Bank.



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                                   SIGNATURES

        Pursuant to the requirement of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          UST Corp.



                                          /s/ James K. Hunt
                                          --------------------------------------
                                          James K. Hunt
                                            Executive Vice President, Chief
                                            Financial Officer and Treasurer


                                          /s/ Eric R. Fischer
                                          --------------------------------------
                                          Eric R. Fischer
                                            Executive Vice President,
                                            General Counsel and Clerk

Dated:  December 16, 1997